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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: January 11, 2005

                               Eye Dynamics, Inc.
             (Exact name of the Company as specified in its charter)

          Nevada                        0-27857                  88-0249812
(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                  File Number)          Identification No.)

                 2301 W. 205th Street, #102, Torrance, CA 90501
                 ----------------------------------------------
                    (Address of principal executive offices)

              The Company's telephone number, including area code:

                                  310-328-9652

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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On January 11, 2005, the Board of Directors of Eye Dynamics, Inc. (the "Company") elected Ronald Waldorf as Chief Executive Officer. A copy of the press release announcing the election is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

         Mr. Waldorf has been Chairman of the Board of Directors of the Company since 1991 and is active in overall policy formation and strategic planning for the Company. He is the inventor of the IR/Video ENG System, SafetyScope and EM/1 products. He also owns a patent covering closely related technology that has been licensed exclusively to the Company. Since 1969 Mr. Waldorf has been active in the field of otolaryngology, primarily in an academic research environment at the University of Florida, College of Medicine and at the University of California (Irvine), Department of Surgery. He has published numerous articles on vestibular and optokinetic research in international scientific and medical journals and was the principal investigator in a research grant funded by the National Institute of Health/National Institute on Alcohol Abuse and Alcoholism (NIH/NIAAA). Since 1981 he has acted as a consultant to clinics and hospitals in the Los Angeles area, including the House Ear Clinic.

         Charles E. Phillips remains as President and Chief Financial Officer and a member of the Board of Directors, pending his planned retirement.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS

The following exhibit is furnished in accordance with Item 601 of Regulation
S-B:
         99.1 Eye Dynamics, Inc. Press Release dated January 11, 2005.


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Eye Dynamics, Inc., Inc., a Nevada
                                                           corporation

                                              By: /s/ Charles E. Phillips
                                                  ------------------------------
                                                  Charles E. Phillips, President

Date:  February 2, 2005